EXHIBIT 10.1

Trust AGREEMENT

This Trust Agreement (the “Agreement”) is entered into as of May 6, 2016 by and among INGEVITY CORPORATION, a Delaware corporation (“Ingevity” or “Grantor”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee hereunder (the “Trustee”), and WESTROCK COMPANY, a Delaware corporation (“WestRock”) under the following circumstances.

A.           In 1997, the City of Wickliffe, Kentucky (the “Issuer”) issued $80,000,000 in original principal amount of its Solid Waste Disposal Facility Revenue Bonds, Series 1997A (Westvaco Corporation Project) (the “Bonds”) pursuant to the Trust Indenture dated as of January 1, 1997 (as amended or supplemented, the “Indenture”) between the Issuer and PNC Bank, National Association, as trustee (the “Original Trustee”).  The Bonds mature on January 15, 2027 (the “Maturity Date”) in the principal amount of $80,000,000 (the “Maturity Amount”).

B.           In connection with the Bonds, the Issuer and Westvaco Corporation (as the original Lessee) entered into a Lease Agreement dated as of January 1, 1997 (as amended or supplemented, the “Lease”), pursuant to which the Issuer agreed to acquire and construct the Project (as defined in the Lease) for the exclusive use of the Lessee and the Lessee agreed to pay the Issuer specified rental payments and perform other obligations as specified in the Lease.

C.           On January 1, 1997 pursuant to the Indenture, the Issuer assigned all of its right, title and interest in and to the Lease to the Original Trustee, with the exception of the Issuer’s right to payments under Sections 8.6 and 10.4 of the Lease.

D.           The Original Trustee was succeeded as trustee under the Indenture by J.P. Morgan Trust Company, National Association, and subsequently J.P. Morgan Trust Company, National Association was succeeded as trustee under the Indenture by The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Indenture Trustee”).

E.           As reflected by the Amendment to Lease dated July 1, 2015, the Lease was assigned to WestRock Virginia, LLC (“WVL”), and WVL agreed to be bound by and comply with the terms of the Lease as a “Lessee” thereunder.

F.           Pursuant to a Guarantee Agreement dated July 1, 2015, WestRock has guaranteed the Bonds.

G.           The Project which is the subject of the Lease is comprised of personal property located on the Real Property (as defined in the Lease) that was leased by the Issuer to the Lessees pursuant to the Real Property Lease (as defined in the Lease) entered into in connection with the Issuer’s $5,740,000 Solid Waste Disposal Facility Revenue Bonds, Series 1996 (Westvaco Corporation Project) (the “Series 1996 Bonds”).

H.           The Series 1996 Bonds were redeemed and fully paid on November 30, 2015, and in connection therewith, the Real Property Lease was terminated by the Lessees and the Issuer sold the Real Property to WVL effective January 31, 2016.

I.           The Real Property is owned by Ingevity Virginia Corporation (“Ingevity Virginia”), a corporation organized and existing under the laws of the Commonwealth of Virginia and a wholly-owned subsidiary of Ingevity, following the transfer of the Real Property from WVL to Ingevity Virginia.

J.           On or about May 15, 2016, WestRock MWV, LLC (“WMWV”) and WVL will spin off their specialty chemicals business (the “Business”) to Ingevity, a newly-formed public company and the parent company of Ingevity Virginia (the “Spin Off Transaction”).

K.           In connection with the spinoff of the Business, WMWV desires to assign its interest in the Lease to Ingevity and WVL desires to assign its interest in the Lease to Ingevity Virginia.

L.           In connection with the foregoing, each of Ingevity and Ingevity Virginia will guarantee the Bonds pursuant to guarantee agreements with the Trustee (together, the “New Guarantees”).

M.           The Issuer, the Lessees, Ingevity and Ingevity Virginia have entered into a Second Amendment to Lease and Assignment and Assumption to (x) provide for the assignment of the Lease to Ingevity and Ingevity Virginia and (y) to amend the Lease to reflect (i) the assumption of obligations under the Lease by Ingevity and Ingevity Virginia and (ii) the delivery by Ingevity and Ingevity Virginia of the New Guarantees; provided, however, that each of the Lessees remains obligated under the Lease pursuant to the terms thereof as a “Lessee” thereunder.

N.           Pursuant to the Lease, WMWV, WVL, Ingevity and Ingevity Virginia are Lessees under the Lease, as amended to date, and WMWV, WVL, MW Custom Papers, LLC, WestRock, Ingevity and Ingevity Virginia are guarantors of the Bonds pursuant to separate guarantee agreements.

O.           The Grantor, acting through its duly authorized officers, has selected the Trustee to be the trustee under this agreement, and the Trustee is willing to act as trustee.

NOW, THEREFORE, the Grantor, the Trustee and WestRock agree as follows:

Section 1.  Definitions.

As used in this Agreement:

(A)       The term “Grantor” means Ingevity and any successor or assigns of Ingevity.

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(B)	The term “Trustee” means the Trustee and any successor trustee hereunder.

(C)	The term “Investment” means any investment held in the Trust pursuant to this Agreement.

(D)	The term “Permitted Investment” means any of the investments specified as such under “Investments to be held in the Trust” in Exhibit B hereto, consisting of U.S. dollar denominated assets.

(E)	The term “Cash Flow Test” means a calculation by the Grantor, performed subsequent to the Initial Investments, of the projected cash flows to be generated by the Investments then held in the Trust demonstrating that on the Maturity Date the value of the Investments will be not less than 102% of the Maturity Amount, or not less than 100% of the Maturity Amount if all investments held in the Trust are U.S. Treasury Obligations. For purposes of this calculation, any earnings on or proceeds of Investments shall be assumed to be invested or reinvested at the then current yield on U.S. Treasury obligations maturing on or about a date two years from the date of investment or reinvestment.

Section 2.  Establishment of Fund; Trust Account.

The Grantor and Trustee hereby establish a trust fund entitled “Ingevity Corporation Trust Fund” (the “Fund” or the “Trust”) to be held, invested and applied as provided herein.  Simultaneously with the execution of this Trust Agreement, the Trustee shall establish with The Bank of New York Mellon Trust Company, N.A., in its capacity as a bank, in the name of the Trustee, to be held pursuant to the provisions of hereof, a segregated trust account or accounts, as more specifically identified in Schedule I, attached hereto (which shall be hereinafter collectively referred to as the “Trust Account”) in which assets consisting of cash and Permitted Investments of the Fund will be held (the “Assets”).  The Grantor and the Trustee intend that no parties shall have any rights to the Fund except as provided herein.  The Fund shall be held by the Trustee, in trust, as hereinafter provided.  The Trustee shall not be responsible nor shall it undertake any responsibility for the amount or adequacy of, nor any duty to collect from the Grantor, any payments necessary to discharge any liability owing to the Indenture Trustee, the holders of the Bonds or otherwise with respect to the Bonds, the Lease or the Indenture.

Section 3.  Initial Deposit to Trust and Investments.

On or before May 15, 2016, the Grantor shall deposit to the Trust Account, the Investments (the “Initial Investments”) specified on Exhibit A hereto.  All subsequent dispositions of Investments or purchase of Investments shall be made on behalf of the Trust as directed by Ingevity.

Section 4.  Changes to Investment of Trust Assets.

Except as provided in this Section 4, neither Trustee nor the Grantor shall take any actions to liquidate, sell, change or substitute any Investments in the Trust except (1) as permitted by this Section 4, (2) in order to make the payment on the Principal Payment Date specified in Section 5

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hereof, or (3) in order to make a Bond Payment upon receipt of a Bond Payment Directive specified in Section 5 hereof.

If directed in writing by the Grantor in accordance with this Agreement and subject to the requirements of the next succeeding paragraph, the Trustee, upon receipt of investment earnings on the Investments or other proceeds of any Investment, shall invest such amounts at the written direction of the Grantor in Permitted Investments.

The Grantor shall have no right to direct or cause the liquidation, sale, purchase or substitution of any Investment in the Trust Account unless the following conditions are satisfied:

(A)       Any Investment to be held in the Trust Account must meet the requirements to be a “Permitted Investment”;

(B)       Delivery of the following items to the Trustee and WestRock at least three business days prior to any liquidation, sale, purchase or substitution of any Investment in the Trust:

(1)         a written direction from the Grantor signed by an authorized officer of the Grantor directing the proposed action and specifying the Permitted Investments to be liquidated, sold, purchased or substituted; and

(2)         a written certificate (including calculations) signed by an authorized officer of Ingevity (an “Officer’s Certificate”) delivered to the Trustee and WestRock stating that the Investments, after giving effect to the proposed liquidation, sale, purchase or substitution of any Investment, will meet the Cash Flow Test; and.

(3)         evidence reasonably satisfactory to WestRock that all Investments in the Trust are, and, following such liquidation, sale, purchase or substitution, will continue to be subject to the lien on the Security Agreement and that such lien constitutes a first priority perfected lien on such Investments.

(C)       Delivery to the Trustee of a written certificate signed by an authorized officer of WestRock stating that all of the conditions set forth in this Section 4 have been satisfied.  The Trustee shall have no responsibility to determine whether any Investment constitutes a Permitted Investment and shall be entitled to rely on the written notifications and certifications provided pursuant to this Section 4 without inquiry.

Section 5.  Application of Trust Assets.

In the event WestRock, WMWV, WVL, MW Custom Papers, LLC or any affiliate of WestRock is demanded by the Indenture Trustee or any other person to pay (or has paid after any such demand) any principal, interest and/or other sums due under the Bonds (a “Bond Payment”) to any person, including, but not limited to, the Indenture Trustee, for any reason, whether such payment obligations are direct, indirect, contingent, as guarantor or otherwise, and whether such payment is due by virtue of subrogation, contribution or otherwise, WestRock shall be entitled to

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deliver a written direction to Trustee and Grantor signed by an authorized officer of WestRock directing the demanded or reimbursing Bond Payment be made from the Fund (a “Bond Payment Directive”).  Upon receipt of a Bond Payment Directive, Trustee shall liquidate such Investments in the Trust Account as are necessary to cause the Bond Payment to be timely made in full and shall timely transmit, on WestRock’s behalf, such Bond Payment as directed in accordance with such Bond Payment Directive.

On the Maturity Date or on such earlier date on which the principal of the Bonds is due in connection with any acceleration of the Bonds pursuant to Article 10 of the Indenture (the “Principal Payment Date”), upon the written direction of the Grantor, the Trustee shall liquidate the Investments in the Trust Account and transfer $80,000,000, or the available amounts if less than $80,000,000, to the Indenture Trustee to pay the principal then due on the Bonds.  Any remaining funds still held in in the Trust Account after this transfer shall be transferred to the Indenture Trustee to be applied to pay interest on the Bonds due on such date.  Any residual funds remaining in the Trust Account on such date shall be transferred by the Trustee to the Grantor at the written direction of the Grantor.

If at any time Grantor desires to provide for the transfer to the Indenture Trustee of funds in such amount as results in the remaining Investments in the Trust Account meeting the Cash Flow Test to be applied by the Indenture Trustee to pay interest on the Bonds, such proposed transfer shall not be permitted and authorized under this Agreement unless the following conditions are satisfied:

(A)       Delivery of the following items to the Trustee and WestRock at least three business days prior to any proposed transfer:

(1)         a written direction from the Grantor signed by an authorized officer of the Grantor directing the proposed transfer and specifying amount and use of the proposed transfer;

(2)         an Officer’s Certificate delivered to the Trustee and WestRock stating that the Investments, after giving effect to the proposed transfer, will meet the Cash Flow Test; and

(3)         evidence reasonably satisfactory to WestRock that all Investments in the Trust are, and, following such liquidation, sale, purchase or substitution, will continue to be subject to the lien on the Security Agreement and that such lien constitutes a first priority perfected lien on such Investments.

(B)       Receipt by the Trustee of the written consent (not to be unreasonably withheld, conditioned or delayed) of WestRock to the proposed transfer stating that all of the conditions to such transfer set forth in this Section 5 have been satisfied.

(C)       It is understood and agreed that the Trustee shall not complete such transfer of funds to the Indenture Trustee unless and until it has received the written consent of WestRock.

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Section 6.  No Commingling of Investments.

The Trustee is expressly prohibited from transferring at any time any or all of the assets of the Fund to any common, commingled, or collective trust fund created by the Trustee or any other party except as expressly permitted by Section 4 above.

Section 7.  Express Powers of Trustee; Acceptance of Trust; Limitation of Liability.

(A)       Without in any way limiting the powers and discretions conferred upon the Trustee by other provisions of this Agreement or by law, the Trustee is expressly authorized and empowered:

(1)         to sell, exchange, convey, transfer, or otherwise dispose of any property held by it, by public or private sale but only as expressly permitted by this Agreement;

(2)         to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(3)         to register any securities held in the Trust Account in its own name or in the name of a nominee and to hold any security in bearer form or in book entry;

(4)         to compromise or otherwise adjust all claims in favor of or against the Fund, but only with the prior written consent of the Grantor and WestRock;

(5)         to distribute or apply income actually received on the assets of the Fund, but only in the manner provided in and in compliance with this Agreement; and

(6)         to pay amounts for taxes as provided in Section 9.

(B)       The Trustee accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Section 7, to which all of the parties hereto agree. The Trustee shall be responsible only for those duties specifically provided for herein and no implied duties or liabilities shall be read into this Agreement against the Trustee, except as provided by applicable law.

(C)       The recitals, statements and representations in this Agreement have not been made by the Trustee, and the Trustee shall be under no responsibility for the correctness thereof.

(D)       The Trustee has no responsibility with regard to the suitability and legality of the Investments as directed hereunder.  Ratings of Permitted Investments shall be determined solely by the Grantor at the time of purchase of such Permitted Investments and without regard to ratings subcategories. The Trustee may make any and all such Investments utilizing agents or brokers, including affiliates, and shall not be responsible for any act or omission, or for the solvency, of any such agent or broker, and may charge the Trust Account and pay to such agent or broker such fees and charges as such agent or broker

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customarily charges.  No such charge or payment shall reduce the Trustee’s compensation hereunder.  In the absence of written investment instructions from the Grantor, the Trustee shall not be responsible or liable for keeping the moneys held by it hereunder fully invested in Permitted Investments.  The Trustee shall not be responsible or liable for losses on Investments made in compliance with the provisions of this Agreement.  Any loss from any settlement of, or otherwise with respect to, any Investments shall be borne exclusively by the Trust and/or the Grantor.  From time to time, at the written order and direction of the Grantor, the Trustee shall utilize cash in the Trust Account to settle a purchase of Permissible Investments by the Grantor.  For the purpose of settling securities transactions, the Grantor shall provide the Trustee with sufficient immediately available funds by such time and date as is required to settle such transactions  Without prejudice to any other provisions herein, in the event the Trust Account does not have sufficient funds in the currency required to settle the transaction, the Grantor shall deliver to the Trustee immediately available funds in an amount sufficient to purchase the currency necessary to settle such Eligible Securities and foreign exchange transactions.  The Trustee, however, shall have no obligation to advance funds for the settlement of such transaction.  The parties hereto understand and agree that any transactions not fully funded by Grantor may fail to settle. Notwithstanding the foregoing, if the Trustee permits an overdraft in the Trust Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions or funds transfers) or if the Grantor is for any other reason indebted to the Trustee, the Grantor shall immediately deliver for credit to the Trust Account sufficient cash to eliminate such debit balance, plus accrued interest at a rate then charged by the Trustee to its clients in the relevant currency, which rate shall be supplied by the Trustee to the Grantor from time to time.

(E)       Although the Grantor recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Grantor hereby agrees that confirmations of Permitted Investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered, and no statement need be rendered for any fund or account if no activity occurred in such fund or account during such month.

(F)       The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee.  The Trustee shall not be liable except for its own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Trustee shall not be considered to have any duties under any other agreement between the Grantor and the WestRock (other than the Security Agreement and the Securities Account Control Agreement), and no such agreement is incorporated by reference into this Trust Agreement. No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Trust Agreement or any provision of law.    Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable under or in connection with this Trust Agreement for indirect, punitive or consequential losses or damages of any kind whatsoever, whether or not foreseeable,

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even if the Trustee, has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(G)       The Trustee shall in no way be responsible for determining the amount of Investments required to be deposited; or to monitor whether or not any Investments constitute Permitted Investments.  Any funds held in the Trust Account shall be invested and reinvested by the Trustee only upon the written direction of the Grantor; provided that, in the absence of such written direction, all funds shall remain uninvested in cash (United States legal tender).  The Trustee shall be under no liability for any release of Investment made by it to the Grantor in accordance with Section 4.

(H)       Subject to the terms hereof, the Trustee shall be entitled to utilize securities depositories and book-entry systems (“Depositories”) to the extent necessary in connection with its performance hereunder.  Investments and cash deposited by the Trustee in a Depository will be held subject to the rules, terms and conditions of such Depository.  Assets may be held in the name of a nominee maintained by the Trustee or any Depository.

(I)        Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all instructions given by authorized representatives of the Grantor and WestRock, respectively, and by attorneys in fact acting under written authority furnished to the Trustee by the Grantor or WestRock, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties.  The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance on such instructions.  The Trustee shall not incur any liability in executing instructions (i) from any attorney in fact prior to receipt by it of notice of the revocation of the written authority of the attorney in fact or (ii) from any officer of the Grantor or WestRock named in an incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.

(J)        Each of the Grantor and WestRock hereby authorize the Trustee to rely upon and comply with instructions by authorized representatives of the Grantor and WestRock, respectively, including funds transfer instructions,  sent by S.W.I.F.T, e-mail, facsimile and other similar secure electronic transmissions containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (“Electronic Methods”) by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Grantor and/or the WestRock.  Except as set forth below with respect to funds transfers, the Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Grantor and/or WestRock (other than to verify that the signature on a facsimile is the signature of a person authorized to give instructions and directions on behalf of such party); and the Trustee shall have no liability for any loss, damage cost or expense incurred or sustained by the Grantor and/or West Rock as a result of such reliance upon or compliance with such instructions or directions.  Each of the Grantor and WestRock agrees to assume all

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risks arising out of the use of Electronic Methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(K)       The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission is due to the gross negligence or willful misconduct by the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets.

(L)        The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, the unavailability of the federal reserve bank wire or telex or other wire or communication facility, or the loss, interruption or malfunction of communication or computer (hardware or software) services.

(M)      The Trustee shall have no liability whatsoever for the action or inaction of any Depository.  The Trustee shall have no responsibility or liability, and the Grantor is solely responsible and liable, for the payment of and obtaining reclaims, refunds and credits, where applicable, of all taxes assessments, duties, and other governmental charges (including any interest or penalties with respect thereto) with respect to the Assets or the Trust Account. With respect to tax reclaims, refunds and credits, for each country in which the Trustee holds in the Trust Account Investments and a tax reclaim, refund or credit may be available, the Trustee will submit such forms as are necessary to the appropriate tax or other governmental authorities and take such action as is reasonable to obtain such benefits and, where such forms must be completed by the Grantor, will provide the Grantor with the appropriate forms and otherwise assist the Grantor to obtain such tax benefits.

(N)       The Trustee is authorized to disclose information concerning the Trust Account and Assets to its subsidiaries and affiliates and other providers of services as may be necessary in connection with the administration of the Assets or performance of this Agreement (including, by way of example and not by way of limitation, attorneys and accountants for the Trustee) and may disclose to third parties that it is providing to the Grantor the services contemplated by this Agreement. For the avoidance of doubt, the Trustee shall not be held responsible for information held by such Persons or of which the Trustee is not aware by virtue of restricted access or “Chinese Wall” arrangements.  If the Trustee becomes aware of confidential information which it believes prevents it from effecting a particular transaction under this Agreement, then the Trustee may refrain from effecting that transaction.

(O)       The Trustee shall not be required to risk or expend its own funds in performing its obligations under this Agreement.

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(P)        The Trustee may execute any powers hereunder and perform any duties required of it through attorneys, agents, officers, or employees, and shall be entitled to advice of counsel concerning all questions hereunder.  The Trustee shall be free from all liability for any action taken, omitted or suffered in reliance on such advice from outside counsel, to the extent provided in Section 10.  The Trustee shall not be responsible or liable for the negligence or misconduct of any attorney or agent (other than an officer or an employee of the Trustee) selected by it with due care. The Trustee shall not be responsible or liable for the exercise of any discretion or power under this Agreement or for anything whatsoever in connection with the Trust hereunder, except only for the Trustee’s own gross negligence or willful misconduct.

(Q)       The Trustee may act on any notice, request, consent, waiver, certificate, statement, affidavit or other paper or document which it in good faith believes to be genuine and to have been signed by the proper persons or to have been prepared and furnished pursuant to any of the provisions of this Agreement, and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instrument, but may accept the same as conclusive evidence of the accuracy of such statement.

(R)       The Trustee shall act hereunder only as directed and any permissive rights of the Trustee enumerated in this Agreement shall not be construed as a duty. Any request or direction mentioned herein shall, at the request of the Trustee, be evidenced by a certificate of an authorized officer of the Grantor or WestRock, as applicable, and any resolution shall be sufficiently evidenced by a certified resolution. Whenever in the administration of the Trust, the Trustee deems it desirable that a matter be proved or established before it takes, suffers or omits any action, the Trustee may rely upon a certificate of an authorized officer of the Grantor or WestRock.  The Trustee shall not be liable with respect to any action taken or omitted to be taken at the direction of the Grantor or WestRock under this Agreement.  The Trustee shall not be required to give a bond or surety to act under this Agreement. No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties.  The Trustee may consult with counsel selected by it with reasonable care and, to the extent provided in Section 10, the advice of outside counsel shall be full and complete authorization and protection with respect to any action taken, suffered, or omitted by it under this Agreement, or any other document relating to this Agreement, in good faith and in reliance thereon.  The Trustee shall not be accountable for the application of the proceeds of the Investments hereunder.  The Trustee shall have no duty or obligation to record or file any mortgage, financing statement, continuation statement or similar document relating to this Agreement.  The Trustee shall not be responsible for (i) the validity, priority, recording, rerecording, filing, or refiling of this Agreement or any supplement; (ii) any instrument or document of further assurance or collateral assignment; (iii) any financing statements, amendments or modifications thereto, or continuation statements; (iv) the validity of the execution of this Agreement or any supplement; and (v) the sufficiency of the security granted for the Investments.

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(S)       Any corporation or association into which any Trustee hereunder may be merged or with which it may be consolidated or to which the corporate trust business of such Trustee may be transferred as a whole or substantially as a whole, or any corporation or association resulting from any merger, consolidation or transfer to which any Trustee hereunder shall be a party, shall be the successor trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.  Grant of Security Interest; Direction to Trustee.

The parties to this Agreement acknowledge that the Grantor and Trustee are entering into a Security Agreement dated May 6, 2016 (the “Security Agreement”) granting a security interest in the Assets of the Trust Account to WestRock.  WestRock and Ingevity hereby instruct the Trustee to enter into the Security Agreement and the Securities Account Control Agreement provided for in the Security Agreement and to take the other actions that is directed to take under the Security Agreement.

Section 9.  Taxes and Expenses.

The parties intend the trust to be, and the trustee is directed to treat the Trust as, a “grantor trust” with the result that the corpus and income of the Trust are treated as assets and income of the Grantor pursuant to Sections 671 through 679 of the Internal Revenue Code.  The parties agree that the Trustee may engage a firm of outside certified public accountants to prepare and submit any returns, reports, forms or other filings with respect to the trust. The Grantor shall pay all fees and expenses of such accountants; provided, however, that if the Grantor fails to pay any such fees and expenses, the Trustee may make a written demand of WestRock to pay such fees and expenses and WestRock shall be obligated to do so within ten business days from such demand, provided that WestRock may, but is not required to, instead direct the Trustee to pay such fees and expenses from the earnings or proceeds of the Investments by delivering to the Trustee a certificate signed by an authorized officer of WestRock stating the amount by which the value of the Investments then held in the Trust is in excess of 102% of the Maturity Amount on the Maturity Date or 100% of the Maturity Amount on the Maturity Date if all investments held in the Trust are U.S. Treasury Obligations (the amount of earnings or proceeds, to the extent in excess of the minimum amounts described, if any, the “Excess Amount”), together with a direction to the Trustee to pay such fees and expenses from the Excess Amount.  For these purposes, any earnings on or proceeds of Investments shall be assumed to be invested or reinvested at the then current yield on U.S. Treasury obligations maturing on or about a date two years from the date of investment or reinvestment.

All taxes of any kind that may be assessed or levied against or in respect of the Fund and all brokerage commissions incurred by the Fund shall be the responsibility of and shall be paid by the Grantor and may be paid from the Trust when due if directed by the Grantor in writing but only if the conditions specified in the next following paragraph are met and otherwise will be paid directly by the Grantor; provided, however, that if there are insufficient funds in the Trust to pay such taxes, Trustee shall promptly notify Grantor of the additional amount of cash required, and Grantor shall directly deposit such additional amount in the Trust Account promptly after receipt of such notice, for use by Trustee as herein provided.  If the Grantor fails to pay any such

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fees and expenses and WestRock does not issue its consent, as provided in paragraph (B) below, then the Trustee may make a written demand of WestRock to pay such fees and expenses and WestRock shall pay such amount within no later than ten business days from such demand.  All other expenses incurred by the Trustee in connection with the administration of this Trust, including fees for legal services rendered to the Trustee and the compensation of the Trustee, shall be paid directly by the Grantor.

Any proposed transfer to pay taxes as described in the preceding paragraph shall be permitted and authorized only if the following conditions are satisfied:

(A)       Delivery of the following items to the Trustee and WestRock at least three business days prior to any proposed transfer:

(1)         a written direction from the Grantor signed by an authorized officer of the Grantor directing the proposed transfer and specifying amount and use of the proposed transfer;

(2)         an Officer’s Certificate delivered to the Trustee and WestRock stating that the Investments, after giving effect to the proposed transfer, will meet the Cash Flow Test; and

(3)         evidence reasonably satisfactory to WestRock that all Investments in the Trust are, and, following the proposed transfer will continue to be, subject to the lien of the Security Agreement and that such lien constitutes a first priority perfected lien on such Investments; and

(B)       Receipt by the Trustee of the written consent (not to be unreasonably withheld, conditioned or delayed) of WestRock to the proposed transfer stating that all of the conditions to such transfer set forth in this Section 9 have been satisfied.

Section 10.  Advice of Counsel.

The Trustee may from time to time consult with counsel, who may be counsel to the Grantor, with respect to any questions arising as to the construction of this Agreement or any action to be taken hereunder.  The Trustee shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice rendered by outside counsel.

Section 11.  Trustee Compensation.

The Grantor shall pay the Trustee, as compensation for its services under this Agreement, the fees mutually agreed to in writing by the Grantor and the Trustee on or prior to the date of this Agreement, as such writing may be amended from time to time by the mutual agreement of the parties.  The Grantor shall pay or reimburse the Trustee for all of the Trustee’s expenses and disbursements in connection with its duties under this Agreement (including reasonable attorney’s fees and expenses), except any such expense or disbursement as may arise from the Trustee’s gross negligence or willful misconduct.

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Section 12.  Successor Trustee.

The Trustee may resign or the Grantor may remove the Trustee, each with 30 days written notice, but such resignation or replacement shall not be effective until the Grantor has appointed a successor trustee and this successor accepts the appointment and assumes the Trustee’s obligations under this Agreement and the Security Agreement; provided that any appointment of a successor trustee shall be made only with the written consent of WestRock, which consent shall not be unreasonably withheld.  The successor trustee shall have the same powers and duties as those conferred upon the Trustee hereunder.  Upon the successor trustee’s acceptance of the appointment, the Trustee shall assign, transfer, and pay over to the successor trustee the funds and properties then constituting the Fund and shall provide the Grantor and successor trustee with a final accounting of the Fund within 60 days.  If for any reason the Grantor cannot or does not act in the event of the resignation of the Trustee, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor trustee or for instructions.  The successor trustee shall specify the date on which it assumes administration of the Trust in writing sent to the Grantor and the present Trustee by certified mail ten days before such change becomes effective.  Any expenses incurred by the Trustee as a result of any of the acts contemplated by this Section shall be paid as provided in Section 9.

Section 13.  Instructions to the Trustee.

All orders, requests, and instructions by the Grantor or by WestRock to the Trustee shall be in writing, signed by any officer of the Grantor or WestRock or individual designated in writing by an officer of the Grantor or WestRock.  The Trustee shall be fully protected in acting without inquiry in accordance with orders, requests, and instructions of the Grantor or WestRock.  The Trustee shall have no duty to act in the absence of such orders, requests, and instructions from the Grantor or WestRock except as provided for herein.

Section 14.  Amendment of Agreement.

Any amendment of this Agreement must be in writing and executed by the Grantor, the Trustee and WestRock.

Section 15.  Irrevocability and Termination.

Subject to the right of the parties to amend this Agreement as provided in Section 14, this Trust shall be irrevocable and shall continue until (A) the transfer of all then remaining Trust assets pursuant to the first paragraph of Section 5 above and (B) payment to the Trustee of all amounts due under Section 9, 11 and 16 hereof.  Upon satisfaction of these conditions, the Grantor and WestRock shall terminate the Trust by written direction to the Trustee.  Upon termination of the Trust, any remaining Trust property shall be delivered to the Grantor.

Notwithstanding the preceding paragraph, if WestRock gives written notice to the Trustee and Ingevity from the chief executive officer or chief financial officer of WestRock that the Spin Off Transaction will not be completed then the Trustee shall transfer all assets of the Trust to Ingevity and the Trust shall be terminated.

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Section 16.  Immunity and Indemnification.

The Grantor and WestRock shall jointly and severally indemnify and hold the Trustee and its directors, officers, agents and employees (collectively, the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and out-of-pocket and incidental expenses and reasonable expenses of external legal counsel (any of the foregoing, “Losses”) that may be imposed on, incurred by, or asserted against the Indemnitees or any of them for following any instructions or other directions by the Grantor upon which the Trustee is authorized to rely pursuant to the terms of this Agreement.  In addition to and not in limitation of the immediately preceding sentence, the Grantor and WestRock also agree~~s~~ to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the Trustee’s performance under this Agreement, provided such Indemnity and each of its directors, officers, agents, employees, and affiliates have not acted with gross negligence, engaged in willful misconduct.  The Grantor and WestRock hereby grant the Trustee a lien, right of set-off and security interest in the Excess Amount, if any, for the payment of any claim for compensation, reimbursement or indemnity hereunder.  The provisions of this Section 16 shall survive the termination of this Agreement and the resignation or removal of the Trustee for any reason (except for actions arising from its gross negligence or willful misconduct).

The Trustee shall not incur personal liability of any nature in connection with any act or omission, made in good faith, in the administration of this Trust, or in carrying out any directions by the Grantor issued in accordance with this Agreement, provided the Trustee has not acted with gross negligence, engaged in willful misconduct.  The Trustee shall be indemnified and saved harmless by the Grantor and WestRock, from and against any personal liability to which the Trustee may be subjected by reason of any act or conduct in its official capacity, including out-of-pocket expenses incurred in its defense in the event the Grantor fails to provide such defense.

The Grantor and WestRock hereby acknowledge that the foregoing indemnities and payment and reimbursement obligations shall survive the resignation or discharge of the Trustee or the termination of this Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the Excess Amount, if any, for the payment of any claim for compensation, reimbursement or indemnity hereunder.

Section 17.     Role of WestRock.

Other than as expressly provided in Sections 16 and 19, WestRock shall have no liability or obligation under this Agreement and is a party hereto for the sole purpose of exercising its rights to provide consents as provided for in Section 14 above, to agree to any proposed amendment pursuant to Section 14 above, to review any proposed reinvestment or transfer contemplated by Section 4 or 5 above for the purpose of determining whether the conditions to any proposed reinvestment or transfer have been satisfied, to direct the termination of the Trust as provided in Section 15, and to enforce any obligations of other parties to this Agreement.

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Section 18.  Notices.

Until changed by notice in writing, communication between the parties shall be delivered to:

(a)	To the Grantor:	Ingevity Corporation
5255 Virginia Ave
North Charleston, SC 29406
Attn: Vice President, Treasury & Risk Management

(b)	To WestRock at:	WestRock Company
504 Thrasher Street
Norcross, Georgia 30071
Attention: Chief Financial Officer

	With a copy to:	WestRock Company
504 Thrasher Street
Norcross, Georgia 30071
Attention: General Counsel

(c)	To the Trustee at:	The Bank of New York Mellon Trust Company, N.A.
101 Barclay Street, 7E
New York, NY 10286
Attention: Global Corporate Trust

Section 19.  Electronic Communications

The Trustee shall have the right to accept and act upon directions given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Grantor or WestRock, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such directions and containing specimen signatures of such authorized officers.  Such incumbency certificate shall be amended whenever a person is to be added or deleted from the listing.  If the Grantor or WestRock elects to give the Trustee directions using Electronic Means and the Trustee in its discretion elects to act upon such directions, the Trustee’s understanding of such directions shall be deemed controlling.  The Grantor and WestRock understand and agree that the Trustee cannot determine the identity of the actual sender of such directions and that the Trustee shall conclusively presume that directions that purport to have been sent by an authorized officer listed on the incumbency certificate provided to the Trustee have been sent by such an authorized officer.  The Grantor and WestRock shall be responsible for ensuring that only their respective authorized officers transmit such directions to the Trustee and that all of their respective authorized officers treat applicable user and authorized codes, passwords and/or authentication keys with due care.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon the compliance with such directions notwithstanding such directions conflict or are inconsistent with a subsequent written direction.  The Grantor and WestRock each agree: (i) to assume all risk arising out of the use of Electronic Means to submit directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized directions

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and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various Electronic Means of transmitting directions to the Trustee and that there may be more secure means of transmitting directions than the method(s) selected by the Grantor or WestRock, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of directions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communication methods: e-mail, facsimile transmission, secure transmission containing applicable authorization codes, passwords and/or authentication keys or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 20.  Choice of Law; Jurisdiction.

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  Each party hereto waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.  Each party hereto consents to the jurisdiction of any state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  Each party herto irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.  The establishment and maintenance of the Trust and the Trust Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the State of New York.

Section 21.  Interpretation.

As used in this Agreement, words in the singular include the plural and words in the plural include the singular.  The descriptive headings for each section of this Agreement shall not affect the interpretation or the legal efficacy of this Agreement.

In witness whereof the parties have caused this Agreement to be executed by their respective officers duly authorized and their corporate seals (if applicable) to be hereunto affixed and attested as of the date first above written.

Section 22.  Successors and Assigns.

No Party may assign this Agreement or any of its rights or obligations hereunder without the consent of the other parties, except as expressly permitted by Section 10 of this Agreement.  Notwithstanding the foregoing, this Agreement shall inure to the benefit of, and bind those who, by operation of law, become successors to any of the Parties, including, without limitation, any liquidator, rehabilitator, receiver or conservator and any successor merged or consolidated entity, and provided that, in the case of the Grantor and WestRock, the parties have provided the Trustee with prior written notice of such assignment and subject to the Bank’s satisfactory completion of CIP on the successor.

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Section 23.         Severability.

In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

Section 24.         Entire Agreement.

This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

Section 25.         Amendments.

This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by the Parties.

Section 26.         Headings.

The headings of the Sections have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement.

Section 27.         Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement.

Section 28.         Representations.

Each Party represents and warrants to the others that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such Party to this Agreement, and that the Agreement constitutes a binding obligation of such party enforceable in accordance with its terms.

Section 29.         Successors and Assigns of Trustee.

Any corporation or other company into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other company resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other company succeeding to the business of the Trustee shall be the successor of the Trustee hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

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Section 30.  USA Patriot Act.

The Grantor and WestRock hereby acknowledge that the Trustee is subject to federal laws, including its Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Grantor and WestRock.  Accordingly, prior to opening the Trust Account the Trustee will ask the Grantor and WestRock’s name, physical address, tax identification number and other information that will help the Trustee to identify and verify the Grantor’s and WestRock’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.  Each of the Grantor and WestRock agrees that the Trustee cannot open the Trust Account unless and until the Trustee verifies the Grantor’s and WestRock’s identity in accordance with its CIP.

Section 31.  Shareholder Communication Act, Etc.

With respect to securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires Trustee to disclose to the issuers, upon their request, the name, address and securities position of its depositors who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the securities (hereinafter “Depositors”). (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Trustee. Under the Act, the Depositor is either the “beneficial owner” or a “respondent bank.”

[ ] Depositor is the “beneficial owner,” as defined in the Act, of the securities to be held by Trustee hereunder.

[ ] Depositor is not the beneficial owner of the securities to be held by Trustee, but is acting as a “respondent bank,” as defined in the Act, with respect to the securities to be held by Trustee hereunder.

IF NO BOX IS CHECKED, TRUSTEE SHALL ASSUME THAT DEPOSITOR IS THE BENEFICIAL OWNER OF THE SECURITIES.

For beneficial owners of the securities only:

[ ] Depositor objects

[ ] Depositor does not object to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Depositor.

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IF NO BOX IS CHECKED, TRUSTEE SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM DEPOSITOR.

With respect to securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located.

The Depositor agrees to disseminate in a timely manner any proxies or requests for voting instructions, other proxy soliciting material, information statements, and/or annual reports that it receives to any other beneficial owners.

Section 32.         Information Sharing.

The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through its affiliates and subsidiaries located in multiple jurisdictions (the “BNY Mellon Group”).  The BNY Mellon Group may (i) centralize in one or more affiliates and subsidiaries certain activities (the “Centralized Functions”), including audit, accounting, administration, risk management, legal, compliance, sales, product communication, relationship management, and the compilation and analysis of information and data regarding Grantor and WestRock (which, for purposes of this provision, includes the name and business contact information for the Grantor and WestRock’s employees and representatives) and the accounts established pursuant to this Agreement (“Grantor and WestRock Information”) and (ii) use third party service providers to store, maintain and process Grantor and WestRock’s Information (“Outsourced Functions”).  Notwithstanding anything to the contrary contained elsewhere in this Agreement and solely in connection with the Centralized Functions and/or Outsourced Functions, Grantor and WestRock consent to the disclosure of, and authorize BNY Mellon to disclose, Grantor and WestRock’s Information to (i) other members of the BNY Mellon Group (and their respective officers, directors and employees) and to (ii) third-party service providers (but solely in connection with Outsourced Functions) who are required to maintain the confidentiality of Grantor and WestRock’s Information.  In addition, the BNY Mellon Group may aggregate Grantor and WestRock’s Information with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Grantor and WestRock Information with Grantor and WestRock specifically.  Grantor and WestRock represent that Grantor and WestRock are authorized to consent to the foregoing and that the disclosure of Grantor and WestRock’s Information in connection with the Centralized Functions and/or Outsourced Functions does not violate any relevant data protection legislation.  Grantor and WestRock also consent to the disclosure of Grantor and WestRock’s Information to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates and otherwise as required by law.

[Signature Page Follows]

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INGEVITY CORPORATION		Attest:

By	/s/ John Stakel	By	/s/ Stephen Meadows
Name: John Stakel
	Title: Senior Vice President		Name: Stephen Meadows
Title: Chief Accounting Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.		Attest:

By	/s/ Rhonda J. Brannon	By	/s/ Anthony Henry
	Name: Rhonda J. Brannon		Name: Anthony Henry
	Title: Vice President		Title: Vice President

WESTROCK COMPANY		Attest:

By	/s/ John Stakel	By	/s/ Stephen Meadows
	Name: John Stakel		Name: Stephen Meadows
	Title: Senior Vice President		Title: Chief Accounting Officer

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